                                                              EXHIBIT 1.1


                          WORLD MONITOR TRUST II
                     $50,000,000 of Series D Interests
                     $50,000,000 of Series E Interests
                     $50,000,000 of Series F Interests


                                                         New York, New York
                                                                     , 1999


                          UNDERWRITING AGREEMENT
     Prudential Securities Futures Management Inc., a Delaware corporation (the "Managing Owner"), is the Managing Owner of
World Monitor Trust II (the "Trust"), a business trust organized under Chapter 38 of Title 12 of the Delaware Code (the
"Delaware Act").  Wilmington Trust Company (the "Trustee"), a
Delaware banking company, is the Trustee of the Trust and has delegated all responsibility for the management of the Trust's business and affairs to the Managing Owner. The Trust has been formed primarily for the purpose of trading, buying, selling, spreading or otherwise acquiring, holding or disposing of a diversified portfolio of commodity futures, forward and options contracts. Limited interests in the Trust
(the "Interests") will be issuable in multiple series (the
"Series"), each separately managed by a different professional trading advisor (collectively, the "Trading Advisors"), each of which is registered as a commodity trading advisor. Each
Series will be separately valued and its assets will be segregated from the assets of the other Series. Holders of Interests ("Limited Owners") will have the right to exchange, through redemption and purchase, Interests of one Series for Interests of any other Series. The Trust proposes to offer to the public and to sell to subscribers acceptable to the Managing Owner the Interests upon the terms and subject to the conditions set forth in this Underwriting Agreement (the "Agreement") and in the Registration Statements (and the Prospectuses included therein) referred to below. A maximum of $50 million for each of Series D, Series E and Series F will be offered and sold during the Initial Offering Period for each Series, and thereafter during the Continuous Offering
Period for each Series. (The "Initial Offering Period" for each
Series begins with the date of the Prospectus and runs for a period of 120 days, unless the Managing Owner decides otherwise.
After the Initial Offering Period for each Series ends, Interests in each Series will continue to be sold once each week, during what is referred to as the "Continuous Offering Period," until each Series' subscription maximum has been sold, either through sale or exchange.) The Interests of each Series will be offered at $100 per Interest during the Initial Offering Period and thereafter at the Net Asset Value (as such term is defined in Section 1.1 of the First Amended and Restated Trust Agreement, dated as of _______________, 1999, by and among the Managing Owner and the Trustee) per Interest of the applicable Series (the "Series Net Asset Value").

     Prudential Securities Incorporated ("Prudential
Securities") will act as underwriter and sales agent for the Trust on a "best efforts" basis.

     1. The Managing Owner and the Trust, jointly and severally, represent and warrant to Prudential Securities that:

          a. A separate Registration Statement on Form S-1 for each Series and as a part thereof a combined prospectus for all Series with respect to all of the Interests being offered (which Registration Statements together with all amendments thereto, at the times and in the forms declared effective by the Securities and Exchange Commission (the "SEC") shall be referred to herein as the "Registration Statements," and which prospectus in final form, together with all amendments and supplements thereto, shall be referred to herein as the "Prospectus"), prepared in full conformity with the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the Commodity Exchange Act, as amended (the "CE Act"), and the rules, regulations and instructions promulgated under the 1933 Act and the CE Act, respectively, has been filed with the SEC, the Commodity Futures Trading Commission (the "CFTC"), the National Association of Securities Dealers, Inc. (the "NASD") and the National Futures Association (the "NFA") pursuant to the 1933 Act, the CE Act and the rules and regulations promulgated, respectively, thereunder, as well as the rules and regulations of the NASD and the NFA, in the form heretofore delivered to Prudential Securities;

          b. To the best of their knowledge, no order preventing or suspending the effectiveness of the Registration Statements or the use of the Prospectus or any previous prospectus with respect to the Interests has been issued by the SEC, the CFTC, the NASD, the NFA or any other federal, state or other governmental agency or body. Each Registration Statement contains all statements that are required to be made therein, conforms in all material respects to the requirements of the 1933 Act and the CE Act and the rules and regulations of the SEC and the CFTC, respectively, thereunder, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading; and, when the Registration Statements become effective under the 1933 Act and at all times subsequent thereto up to and including the Initial Closing
Date for each Series, and thereafter up to and including each Subsequent Closing Date during the Continuous Offering Period, as such terms are hereinafter defined in Section 6.d., the Registration Statements and the Prospectus will contain all material statements and information required to be included therein by the 1933 Act and the CE Act and the rules and regulations, respectively, thereunder, as well as the rules and regulations of the NASD and the NFA, and will conform in all material respects to the requirements of the 1933 Act, the CE Act and the rules and regulations, respectively, thereunder, as well as the rules and regulations of the NASD and the NFA, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein
(with respect to the Prospectus, in light of the circumstances in which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Managing Owner by Prudential Securities, the Trustee or their respective agents or by or on behalf of the Trading
Advisors or any other commodity trading advisor (an "Other Advisor") engaged by the Managing Owner on behalf of the Trust for use therein, all without prejudice to any defense that Prudential Securities may have based upon its "due diligence" investigation under the 1933 Act;

          c.   The Trust was duly formed and is validly
existing as a business trust in good standing under the
Delaware Business Trust Act, with full power and
authority, and all necessary authorizations, approvals and
orders of and from all federal, state and other governmental or regulatory officials and bodies, to carry out its
obligations under this Agreement, its certificate of trust
(the "Trust Certificate") and its First Amended and Restated
Declaration of Trust and Trust Agreement, dated as of __________,
1999 (the "Trust Agreement"), and to own its properties and
conduct its business as described in the Prospectus;
          d.   On the date hereof, the Managing Owner is and,
at all times through the Initial Closing Date for each Series and thereafter through each Subsequent Closing Date, will be duly incorporated and validly existing as a corporation under the laws of the State of Delaware with requisite corporate
power and authority, and all necessary authorizations,
approvals and orders of and from all required federal, state and other governmental or regulatory officials and bodies, to
(i) conduct its business, (ii) enter into the agreements and
(iii) consummate the transactions, each as described in the
Prospectus; and on the date hereof the Managing Owner is and, at all times through the Initial Closing Date for each Series and thereafter through each Subsequent Closing Date, will be duly qualified to conduct business as a foreign corporation in good standing in every jurisdiction in which the character of such business requires such qualification and the failure to be so qualified would materially adversely affect its ability to act as Managing Owner of the Trust and to perform its
obligations hereunder;
          e.   The offer and sale of the Interests for each
Series have been duly authorized by the Managing Owner on
behalf of the Trust, and the Interests, when issued, will
constitute valid interests in the Trust which conform to the description thereof contained in the Prospectus; and the
liability of each Limited Owner will be limited as set forth in the Prospectus and the Trust Agreement, and no Limited
Owner will be subject to personal liability for the debts,
obligations or liabilities of the Trust, other than as
described in the Prospectus and the Trust Agreement, by
reason of his being a Limited Owner of the Trust;
          f.   This Agreement has been duly and validly
authorized, executed and delivered by the Managing Owner and the Trust and constitutes a valid and binding agreement of the
Managing Owner and the Trust enforceable in accordance with
its terms.  Neither the offer and sale of the Interests, nor the execution and delivery of this Agreement, nor compliance by the Trust or the Managing Owner with all of the provisions of this Agreement will conflict with or result in a breach of any of the terms or provisions of or result in a default
under the provisions of the Trust Certificate or the Trust
Agreement or the Certificate of Incorporation or By-Laws of
the Managing Owner or the terms of any indenture, mortgage,
deed of trust, loan agreement, other evidence of indebtedness or other agreement or instrument to which the Trust or the
Managing Owner is a party or by which the Trust or the
Managing Owner is bound or to which any of the property or
assets of the Trust or the Managing Owner is subject, or to
the best of their knowledge, any applicable statute or any
order, rule or regulation of any court or of any federal,
state or other governmental or regulatory agency or body
having jurisdiction over the Trust or the Managing Owner or
any of their properties, nor will any such actions result in the imposition of any lien, charge or encumbrance upon any of the property or assets of the Trust or the Managing Owner, and subsequent to the dates as of which information is given in the Registration Statements and the Prospectus and except as set forth or contemplated therein, neither the Trust nor the
Managing Owner has incurred any material liabilities or
obligations (direct or contingent) or entered into any
material transactions not in the ordinary course of its
business, and no consent, approval, authorization, order,
registration or qualification of or with any court or any
federal, state or other governmental or regulatory agency or body is required for the issue and sale of the Interests or
the consummation of the other transactions contemplated by
this Agreement, except the registration of the Managing Owner under the CE Act as a commodity pool operator, membership by the Managing Owner as a commodity pool operator with the NFA, the registration under the 1933 Act of the Interests,
submission of the Prospectus to the NASD, CFTC and NFA and
such consents, approvals, authorizations, orders,
registrations or qualifications as may be required by
securities or Blue Sky laws in connection with the offer and sale of the Interests;
          g. PricewaterhouseCoopers LLP, who has examined certain financial statements of the Managing Owner and the Trust, is an independent public accountant, as required by the CE Act
and the 1933 Act and the rules and regulations of the CFTC and
SEC, respectively, thereunder;
          h.   The Trust has been capitalized as set forth in
the Prospectus;
          i.   The Trust and the Managing Owner have complied,
and will continue to comply, with all laws, rules and
regulations having application to its or their business,
including rules and regulations promulgated by the CFTC and
NFA, the violation of which would materially and adversely
affect the business, financial condition or earnings of the
Trust or the Managing Owner; and there are no actions, suits or proceedings pending or, to the best of the knowledge of the
Trust or the Managing Owner, threatened against it or them, at law or in equity or before or by any federal, state, municipal or other governmental or regulatory department, commission,
board, bureau, agency or instrumentality, or by any commodity or security exchange worldwide in which an adverse decision
would materially and adversely affect the business, financial condition, earnings or properties of the Trust or the Managing
Owner or their ability to comply with, and perform their
obligations under, this Agreement and which are not adequately disclosed in the Prospectus;
          j.   On or before the Initial Closing Date for each
Series, and thereafter, on or before each Subsequent Closing
Date, the Managing Owner shall have purchased or subscribed
for the general interests required of it by the Trust
Agreement and shall have a Net Worth (as defined in the Trust
Agreement) equal to or in excess of the requirements therein;
          k.   The financial statements of the Managing Owner
and the Trust contained in the Registration Statements and the Prospectus fairly present the financial condition thereof and the results of operations as of the dates and for the periods therein specified; and such financial statements have been
prepared in accordance with generally accepted accounting
principles in the U.S. consistently applied throughout
the periods involved; and no other financial statements
are required by Form S-1 to be included in the Registration
Statements or the Prospectus;
          l.   There are no contracts or other documents which
are required to be filed as exhibits to the Registration
Statements by the 1933 Act or the CE Act or by the rules and regulations of the SEC or CFTC, respectively, thereunder, or by the rules and regulations of the NASD or NFA, which have
not been filed as required; and
          m.   The Trust has the power and authority to enter
into the various contractual obligations and agreements
referred to in the Prospectus, and the execution and delivery of such agreements by the Trust and by the Managing Owner on behalf of the Trust, the consummation of the transactions
contemplated therein and the compliance with all of the terms thereof by the Trust and the Managing Owner will be in
compliance with all applicable legal requirements to which
either the Trust or the Managing Owner is subject and will not conflict with or constitute a breach of, or default under, the terms or provisions of any order of the SEC, the NASD, the
CFTC, the NFA, the Trust Agreement, the Trust Certificate,
the Certificate of Incorporation of the Managing Owner, the
By-Laws of the Managing Owner or any other agreement or
instrument to which either the Trust or the Managing Owner
is a party or by which either is bound;
     2.   a.   Subject to the terms and conditions and on the
basis of the representations, warranties and covenants herein set forth, the Trust hereby appoints Prudential Securities as its selling agent and Prudential Securities agrees to use its best efforts to procure subscribers during the various Initial and Continuous Offering Periods on the terms and conditions
set forth, and for the periods described, in the Prospectus.
          b.   The Trust acknowledges that Prudential
Securities has no present intention to retain certain selected brokers or dealers ("Additional Sellers") but that Prudential
Securities maintains the right to retain Additional Sellers in the future, which in such case the Additional Sellers, if
located in the U.S., will be members of the NASD and
will execute a selected dealers agreement to be agreed upon
between the parties.
          c.   During the various Initial and Continuous
Offering Periods, all Prudential Securities branch offices
will be required to forward subscriptions to the Prudential
Securities New York Operational branch office and to the
Managing Owner no later than noon of the first business day
following receipt of an acceptable subscription agreement from a subscriber for Interests ("Subscriber," or, collectively, "Subscribers"). The Managing Owner shall have sole responsibility for determining whether Subscribers are
qualified to become Limited Owners in the Trust and for
accepting subscriptions and determining their validity.
Prudential Securities agrees to use its best efforts to cause subscribers to prepare their subscriptions in proper form.
Prudential Securities shall deposit the subscription proceeds from the sale of Interests in each Series (the "Proceeds")
during the Initial Offering Periods in escrow accounts designated by Series at The Chase Manhattan Bank in New York,
New York (the "Escrow Agent"), for the separate benefit of the Subscribers of each Series, not later than noon of the second business day following the receipt by the Managing Owner of
completed subscription agreements accompanied by such Proceeds.
Proceeds will be transferred to the escrow accounts at the
Escrow Agent from the Subscriber's account with Prudential
Securities (or from the Subscriber's account at an Additional
Seller), which funds must be in the Subscriber's account with
Prudential Securities (or at an Additional Seller) at the time of the subscription.  The Managing Owner will determine
whether to accept or reject all subscriptions within four
business days following receipt of subscription documents from Prudential Securities. Upon notification by the Managing
Owner to the Escrow Agent that a subscription for Interests of a Subscriber has been rejected, for whatever reason, or in the event that the Subscriber rescinds its subscription in
conformity with the requirements of the North American
Securities Administrators Association Inc. Guidelines for
Registration of Commodity Pool Programs, the Escrow Agent
shall, by wire transfer, return any Proceeds held in escrow, excluding any interest thereon, to Prudential Securities, in which case Prudential Securities shall credit the Subscriber's account with Prudential Securities as soon thereafter as may be practicable.  The Escrow Agent shall make interest payments to the Subscribers by delivering a check in the amount equal to the interest allocable by Series to each Subscriber.  In
the case of Individual Retirement Accounts ("IRAs"),
interest payments will be forwarded to Prudential Securities for deposit into the subscriber's Prudential Securities
account.   If subscriptions for the minimum number of
Interests in a Series set forth in the Prospectus (after
taking into account the Managing Owner's contribution) have
not been made by the conclusion of the Initial Offering Period for a Series, then all Proceeds deposited in the escrow
account designated for that Series, and any interest earned
thereon, shall be returned (in the same way described above in the case of a rejected or rescinded subscription) to the
Subscribers on a pro rata basis (and taking into account the amount and time of deposit) no later than ten business
days after the termination of the Initial Offering Period for the affected Series, or as soon thereafter as practicable if payment cannot be made in such time period.
          d.   During the Continuous Offering Period, the
Managing Owner also will determine whether to accept or reject all subscriptions received and will do so (i) within one
business day following receipt from Prudential Securities of an "Exchange Request" (in the form attached to the
Prospectus as Exhibit C) or a "Subscription Agreement" (in
the form attached to the Prospectus as Exhibit D)  with
respect to a Limited Owner in an existing Series and (ii)
within four business days following receipt of
subscription documents from Prudential Securities for a new
Subscriber.  For subscriptions which are accepted, proceeds
will be transferred to the applicable Series account with The
Chase Manhattan Bank in New York, New York from the Subscriber's account with Prudential Securities (or from the Subscriber's account at an Additional Seller), which funds must be in
the Subscriber's account with Prudential Securities
(or an Additional Seller) at the time of the
subscription.  For an existing Limited Owner, such
transfer will occur on the Subsequent Closing Date which first follows the date on which the Managing Owner accepts the
subscription.  For a new Subscriber, such transfer will occur on the Subsequent Closing Date which first occurs five
business days after the subscription documents are delivered by the Subscriber to Prudential Securities (or an Additional
Seller).
          e.   On the Initial Closing Date for a Series, and
thereafter on each Subsequent Closing Date with respect to
that Series, the acceptance, delivery and receipt of
subscriptions for Interests will be subject to the terms and conditions set forth in this Agreement, including, but not
limited to, (i) the payment of the full subscription price for
Interests and delivery of a properly completed Subscription Agreement/Power of Attorney by each subscriber, (ii) the fact that a new subscriber's subscription will not be final and
binding until five business days following the
Subscriber's delivery of his subscription documents to
Prudential Securities (or an Additional Seller) and (iii)
compliance with Section 5 of this Agreement.  Upon the satisfaction of such terms and conditions, the aggregate subscription price for Interests (exclusive of any interest earned on such
subscriptions while held in escrow which is payable to the
subscribers) will be paid and delivered to the Trust in
accordance with the Escrow Agreement.
          f.   Prudential Securities represents and warrants
that: (i) it is a duly organized and validly existing
corporation and is in good standing and qualified to transact its business in the jurisdictions where it shall sell the
Interests; (ii) it has all requisite corporate power and
authority to act as selling agent in the manner contemplated by this Agreement, the Prospectus and the Registration
Statements; (iii) with respect to the offer and sale of the
Interests, all references to it in the Prospectus are accurate in all material respects and such information does not contain an untrue statement of a material fact or omit to state a
material fact required to be stated therein or necessary to
make the statements therein, in light of the circumstances in which they were made, not misleading; and (iv) this Agreement has been duly authorized, executed and delivered on behalf of it and is a valid and binding agreement enforceable in
accordance with its terms;
          g.   No selling commissions shall be paid to
Prudential Securities by the Trust or the Managing Owner in
connection with the transactions contemplated hereby.
Prudential Securities will, however, provide the branch office from which a Limited Owner was sold an Interest during the
Initial and Continuous Offering Periods with a per Interest
sales credit.  From this sales credit the branch office
normally will pay not more than 2.5% of the applicable Series
Net Asset Value per Interest to each of its employees (as may be agreed upon by Prudential Securities and such employee)
with respect to Interests sold by such employee; provided,
however, that Prudential Securities will only pay such amounts to employees who have all appropriate federal and state
securities registrations.  Aggregate expenses incurred in
connection with retail salaries, expense reimbursement, sales seminars, bonus and sales incentives will not exceed the
limitation imposed on such expenses by the NASD.
Notwithstanding the foregoing, the Trust understands that so long as Prudential Securities is registered as a futures
commission merchant ("FCM"), Prudential Securities will,
commencing 12 months after the effective date of the sale
of each Interest, compensate each of its employees who have
sold such Interests who (i) is or will be registered as an
Associated Person ("AP") under the CE Act and be qualified to do futures brokerage (in addition to having all applicable
federal and state securities registrations) and (ii) performs or will perform certain administrative services specified in the Prospectus on an ongoing basis for the Limited Owners who purchased such Interests ("Continuous Compensation").  No
compensation set forth in this Section 2.g. will be paid in
respect of Interests sold to IRAs of Prudential Securities
employees.
          h. As compensation for the brokerage services it will perform for the Trust once trading commences, Prudential
Securities will receive a monthly brokerage fee from each
Series, which on an annual basis will equal 6% of its Series
Net Asset Value, from which Prudential Securities will
compensate its employees as described above in the immediately preceding paragraph.  There will be no material change related to such brokerage fee except upon 20 business days' notice to
Limited Owners, and no increase in such fee shall take effect except at the beginning of a quarter.
          i. Prudential Securities will not pay any portion of Continuous Compensation to any individual who it no longer employs, but it may pay such compensation to certain of its
employees who, although not responsible for the sale of an
outstanding Interest, provide certain continuous
administrative services to Limited Owners in place of the
individual who was responsible for such sale, provided that
such replacement individual has the appropriate AP
registration and is qualified to do futures brokerage as set forth above.  Any Additional Sellers retained by the Trust, so long as they are registered as FCMs, also will receive
Continuous Compensation, with any employees of Additional U.S.
Sellers being required to be registered as APs under the CE
Act and be futures qualified as set forth above.  All APs,
whether or not affiliated with Prudential Securities,
receiving Continuous Compensation must either have passed the
Series 3 or Series 31 Commodity Brokerage Exam or be
"grandfathered" as an AP qualified to do futures brokerage.
          j.   Prudential Securities agrees that it will not
take any of the following actions against the Trust:  (i) seek a decree or order by a court having jurisdiction in the
premises (A) for relief in respect of the Trust in an
involuntary case or proceeding under the U.S. Bankruptcy
Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or
(B) adjudging the Trust a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust under the U.S. Bankruptcy Code or any other applicable federal or
state law, or appointing a custodian, receiver, liquidator,
assignee, trustee, sequestrator or other similar official of the Trust or of any substantial part of any of its properties, or ordering the winding up or liquidation of any of its
affairs, (ii) seek a petition for relief, reorganization or
to take advantage of any law referred to in the preceding
clause or (iii) file an involuntary petition for bankruptcy (collectively "Bankruptcy or Insolvency Action").
          k.   In addition, Prudential Securities agrees that
for any obligations due and owing to it by any Series,
Prudential Securities will look solely and exclusively to the assets of such Series or the Managing Owner, if it has
liability in its capacity as Managing Owner, to satisfy its
claims and will not seek to attach or otherwise assert a claim against the other assets of the Trust, whether or not there is a Bankruptcy or Insolvency Action taken.  The parties agree
that this provision will survive the termination of this
Agreement, whether terminated in a Bankruptcy or Insolvency
Action or otherwise.
          l.   This Agreement has been made and executed by and
on behalf of the Trust and the Managing Owner, and the
obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners
individually but are binding only upon the assets and property identified above, and no resort shall be had to the assets of other Series issued by the Trust or to the Limited  Owners'
personal property for the satisfaction of any obligation or
claim hereunder.
          m. Prudential Securities agrees that, to the extent applicable, it will comply with the Rule 2300 Series of the
Conduct Rules of the NASD in connection with its sale of
Interests including, without limitation, Rule 2310 thereof
which impose on Prudential Securities, among other things, the following requirements:
               (i)  That it have reasonable grounds to believe,
     on the basis of information obtained from each
     prospective subscriber concerning his financial situation
     and needs, each prospective investor's tax status, his
     or its investment objectives, his or its other investments and any other information known by Prudential Securities that:
                    (A)  the subscriber is or will be in a
          financial position appropriate to enable him to
          realize to a significant extent the benefits
          described in the Prospectus;
                    (B)  the subscriber has a fair market
          net worth sufficient to sustain the risks inherent
          in the program, including loss of investment and
          lack of liquidity; and
                    (C)  the program is otherwise suitable for
          the subscriber.
               (ii)  That Prudential Securities maintain in its
     files documents disclosing the basis upon which the
     determination of suitability was reached as to each
     subscriber.
               (iii) That notwithstanding the requirements of (i)
     and (ii) above, Prudential Securities will not execute any transaction in connection with the sale, resale or transfer of Interests in any discretionary account
     without prior written approval of the transaction by the
     customer.
               (iv)  That Prudential Securities has reasonable
     grounds to believe, based on information made available
     to it by the Managing Owner through the Prospectus, that
     all material facts are adequately and accurately
     disclosed therein and provide a basis for evaluating the
     program.
               (v)  That in determining the adequacy of
     disclosed facts pursuant to (iv) above, Prudential
     Securities obtain information on all material facts
     relating, at a minimum, to the following, if relevant:
                    (A)  items of compensation;
                    (B) physical properties;
                    (C) tax aspects;
                    (D) financial stability and experience
          of the Managing Owner;
                    (E)  the Trust's conflicts and risk
          factors; and
                    (F) all pertinent reports.
               (vi)  That prior to executing a transaction for
     the purchase of Interests, Prudential Securities will
     inform any prospective subscriber of all pertinent facts
     relating to the liquidity and marketability of the
     Interests during the term of the investment.
     3.   The Trust and Managing Owner each agree with
Prudential Securities:
          a.   To advise Prudential Securities, promptly after
it receives notice thereof, of (i) the time when each Registration Statement becomes effective or any Prospectus has been filed with the SEC, the CFTC, the NASD, the NFA or any other
federal, state or other governmental or regulatory or self-
regulatory agency or body, (ii) the issuance by the SEC, the
CFTC, the NASD, the NFA or any other federal, state or other governmental or regulatory or self-regulatory agency or body of any stop order or of any order to prevent or suspend the
use of the Prospectus, or the initiation or threat of any
proceeding for any such purpose or (iii) any request by the
SEC, the CFTC, the NASD, the NFA or any other federal,
state or other governmental or regulatory or self-regulatory agency or body to amend or supplement the Registration Statements or Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, promptly to use its best efforts to obtain its withdrawal;
          b.   To furnish Prudential Securities with copies of
the Prospectus in such quantities as Prudential Securities may from time to time reasonably request, and if delivery of a
Prospectus is required at any time prior to the expiration of nine months after the date of any Prospectus and in such
time any event shall have occurred as a result of which such
Prospectus would include an untrue statement of a material
fact or omit to state any material fact required to be stated
therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus was delivered to Prudential Securities, not misleading, or if for any other reason it shall be
necessary to amend or supplement the Prospectus in order to
comply with the 1933 Act, the CE Act or any other law, rule
or regulation of any federal, state or other governmental,
regulatory or self-regulatory agency or body including, but
not limited to, such amendments and supplements as may be
required because of the selection of any Other Advisor, to
notify Prudential Securities and upon Prudential Securities'
request to prepare and furnish, without charge to Prudential
Securities, as many copies as Prudential Securities may from time to time reasonably request of an amended Prospectus or a supplement to such Prospectus which will correct such
misstatement or omission or effect such compliance;
          c.   Promptly from time to time to take such action
as Prudential Securities may reasonably request to use its
best efforts to qualify the Interests for offering and sale
under the securities or Blue Sky laws of such jurisdictions as Prudential Securities may request and to comply with such laws so as to permit the continuance of sales in such jurisdictions for so long as may be necessary to complete the distribution thereof;
          d.   To make generally available to its security
holders as soon as practicable, but in any event not later
than the 15th month following the month in which the Initial
Closing Date occurs, an earnings statement of the Trust (which need not be audited) complying with Section 11(a) of the 1933
Act and covering a period of at least 12 consecutive
months beginning after the effective date of the applicable
Registration Statements;
          e.   To furnish Prudential Securities with copies of
all reports or other communications (financial or other)
furnished to the Limited Owners and to deliver to Prudential
Securities, as soon as they are available, copies of any
reports and financial statements furnished to or filed with
the SEC, the CFTC, the NASD, the NFA and any other federal,
state or other governmental or regulatory or self-regulatory agency or body; and
          f.   To furnish, without charge to Prudential
Securities, two signed copies of each Registration
Statements, including all financial statements and exhibits
thereto, and such number of conformed copies of each
Registration Statement, including all financial statements,
as Prudential Securities may reasonably request.
     4.   Prudential Securities covenants and agrees with the
Managing Owner that Prudential Securities or an affiliate will pay or cause to be paid all Organization and Offering expenses
(as defined in Section 4.7 of the Trust Agreement) and all
other costs and expenses incident to the performance of its
obligations hereunder which are not otherwise specifically
provided for in this Section 4, subject to the terms,
conditions and limitations described in the Prospectus.
     5.   The obligations of Prudential Securities hereunder
shall be subject, in its discretion, to the condition that all representations, warranties, covenants and other statements of the Trust and the Managing Owner herein are, at and as of the time of effectiveness of each Registration Statement, true and correct, the condition that each of the Trust and the Managing
Owner shall have performed all of its and their obligations
hereunder theretofore to be performed and the following
additional conditions:
          a.   The Registration Statements shall have become
effective, and Prudential Securities shall have received
notice thereof; no stop order suspending the effectiveness of the Registration Statements shall have been issued, and no
proceeding for that or any similar purpose shall have been
initiated or threatened by the SEC, the CFTC, the NASD or the
NFA; and all requests for additional information on the part of the SEC, the NASD, the NFA and/or the CFTC shall have been complied with to the reasonable satisfaction of Prudential
Securities and its counsel.
          b.   Prudential Securities shall have received a
certificate of the Managing Owner, dated the Initial Closing
Date with respect to each Series, and thereafter, only if
Prudential Securities specifically requests such certificate as of any Subsequent Closing Date with respect to a Series, to the effect that:
               (i)  The representations and warranties of the
     Trust and the Managing Owner contained herein are true
     and correct at and as of the Initial Closing Date, or as
     of a Subsequent Closing Date, as the case may be, and
     each of the Trust and the Managing Owner have complied
     with all the agreements and satisfied all the conditions
     on its or their part to be performed or satisfied at or
     prior to the Initial Closing Date or thereafter, at or
     prior to any Subsequent Closing Date, as the case may be;
               (ii)  No stop order suspending the effectiveness
     of the Registration Statements has been issued and no
     proceedings for that or any similar purpose have been
     instituted or are pending, or, to the best of its
     knowledge, are contemplated or threatened under the 1933
     Act.  No order preventing or suspending the use of the
     Prospectus has been issued by the SEC, the NASD, the
     CFTC or the NFA, and no proceedings for that purpose have
     been instituted or are pending or, to the best of the
     knowledge of the Managing Owner, are contemplated or
     threatened under the 1933 Act or the CE Act or under any
     law, rule or regulation of any federal, state or other governmental, regulatory or self-regulatory agency or body.
               (iii)  The Registration Statement and the
     Prospectus contain all statements and information
     required to be included therein.  Neither the
     Registration Statement nor the Prospectus contains an
     untrue statement of a material fact or omits to state any
     material fact required to be stated therein or necessary
     to make the statements therein (with respect to the
     Prospectus, in light of the circumstances in which they
     were made) not misleading, and since the effective date
     of the Registration Statement, no event has occurred or
     has been discovered which is required to be set forth in
     the Registration Statement or Prospectus which has not
     been so set forth in an amendment to the Registration
     Statements or an amendment or supplement to the
     Prospectus; provided, however, that this certification
     shall not apply to any statements or omissions made in
     reliance upon and in conformity with information
     furnished in writing to the Trust or the Managing Owner
     by Prudential Securities or by any Trading Advisors or
     any Other Advisor specifically for use therein.
               (iv)  The Managing Owner has made the capital
     contribution to the Trust and has met the Net Worth
     standard required of it by the Trust Agreement.
          c.   Rosenman & Colin LLP shall have furnished
Prudential Securities with its written opinion, dated the
Initial Closing Date for each Series, or as soon thereafter as reasonably practicable; such written opinion will be furnished to Prudential Securities thereafter, as of any
Subsequent Closing Date, upon Prudential Securities' specific request, to the effect that:
               (i)  The Trust is (A) a duly created and validly
     existing trust in good standing under the Delaware Act,
     with requisite power and authority under the Delaware
     Act, the Trust Certificate and the Trust Agreement as it
     shall have been amended and/or restated at the time of
     such opinion, to carry out its obligations under this
     Agreement, the Trust Certificate and the Trust Agreement
     and to own properties and conduct business as described
     in the Trust Agreement; and (B) validly existing, in good
     standing and qualified to do business in each other
     jurisdiction in which the nature or conduct of its
     business requires such qualification and in which the
     failure to be duly qualified would materially adversely
     affect the Trust's ability to perform its obligations
     hereunder;
              (ii)  The Trust's authorized capitalization is as
     set forth in the Prospectus, the Interests conform in all
     material respects to the descriptions thereof contained
     in the Prospectus and the offer and sale of the
     Interests have been duly and validly authorized by the
     Trust under the Trust Agreement and the Delaware Business
     Trust Act;
             (iii)  The Managing Owner is a duly incorporated
     and validly existing corporation in good standing under
     the laws of the State of Delaware with requisite
     corporate power and authority under its Certificate of Incorporation, By-Laws and the General Corporation Law
     of the State of Delaware to carry out its obligations
     under this Agreement, the Trust Certificate and the Trust
     Agreement and to conduct its business as described in the Prospectus, and it is duly qualified to conduct business as a foreign corporation in good standing in the State of
     New York;
              (iv) The various agreements referred to in the Prospectus, the Trust Certificate, the Trust Agreement
     and this Agreement have been duly and validly authorized
     or ratified, executed and delivered, and each constitutes
     the legal, valid and binding obligation of the Trust and
     is enforceable in accordance with its terms, except (A) as the same may be limited by bankruptcy or insolvency, reorganization, moratorium or similar laws at the time in effect affecting creditors' rights generally or (B) by
     applicable principles of equity, whether in an action at
     law or equity, and except that the enforceability of the indemnification provisions may be limited under applicable federal or state securities, commodities or
     other laws or by public policy;
              (v)   Assuming (A) that after the issuance of
     Interests under the Prospectus and the Trust Agreement,
     the number of Interests reserved for issuance and issued
     by the Trust will not exceed the maximum number of
     Interests which may be issued by the Trust under the
     Prospectus and the Trust Agreement, (B) that the Trust
     Agreement constitutes the entire agreement among the
     parties thereto with respect to the subject matter
     thereof including with respect to the admission of
     Limited Owners to, and the creation, operation and
     termination of, the Trust and that the Trust Agreement
     (including all amendments thereto) and the Trust
     Certificate are in full force and effect, have not been
     amended subsequent to the date hereof and no amendment of
     the Trust Agreement or the Trust Certificate is pending
     or has been proposed, (C) that the Managing Owner has
     taken all corporate action required to be taken by it to
     authorize the issuance and sale of the Interests to each
     Subscriber for Interests who is to be admitted to the
     Trust as a Limited Owner and to authorize the admission
     to the Trust of the Subscribers as Limited Owners of the
     Trust, (D) the due authorization, execution and delivery
     of a Subscription Agreement by each Subscriber, (E) that
     the Managing Owner has duly accepted a Subscription
     Agreement from each Subscriber and the admission of the
     Subscribers as Limited Owners to the Trust at least five
     business days following each Subscriber's receipt of
     a Prospectus, (F) the payment by each Subscriber of the
     full consideration due from it for the number of
     Interests subscribed for by it, (G) the due
     authorization, execution and delivery by all parties
     thereto of the Trust Agreement, (H) that the books and
     records of the Trust set forth all information required
     by the Trust Agreement and the Delaware Act, including
     all information with respect to all persons and entities
     to be admitted as Limited Owners and their capital
     contributions and (I) the Interests are offered and sold
     as described in the Prospectus and the Trust Agreement,
     the Subscribers will be Limited Owners of the Trust
     entitled to all of the benefits of beneficial owners of
     a Delaware business trust to the extent permitted under
     the Delaware Business Trust Act;
              (vi)  Subject to the assumptions set forth in
     paragraph (v) above, the Interests sold pursuant to the Registration Statement will, when issued to the
     Subscriber, be legally issued, fully paid and non-
     assessable in conformity with the description thereof in
     the Prospectus;
             (vii) The offer and sale of the Interests and the compliance by the Trust with all of the provisions of this Agreement do not conflict with or result in a breach
     of any of the terms or provisions of, or constitute a
     default under, the Trust Certificate or Trust Agreement,
     or to the extent of such counsel's knowledge, any
     indenture, mortgage, deed of trust, loan agreement or
     other instrument or agreement to which the Trust is a
     party or by which it is bound, or to the extent of such
     counsel's knowledge, any statute, order, rule or
     regulation applicable to the Trust of any court or
     governmental or regulatory authority, agency or body
     having jurisdiction over the Trust;
             (viii)  The Registration Statement has become
     effective under the 1933 Act and was filed with the CFTC,
     the NFA and the NASD as required by Part 4 of the
     regulations under the CE Act, NFA Compliance Rule 2-13
     and the Filing Requirements set forth in the
     Interpretation of the Board of Governors-Review of
     Corporate Financing with respect to Article III, Section
     I of the NASD's Rules of Fair Practice, respectively, and, to the extent of such counsel's knowledge, no stop order
     suspending the effectiveness of the Registration
     Statement has been issued nor has any proceeding for the
     issuance of such an order or any similar purpose been
     initiated or threatened by the SEC, the CFTC, the NFA,
     the NASD or any state in which offers and sales of
     Interests are contemplated;
              (ix)   To the best of such counsel's knowledge,
     after due inquiry and subject to paragraph (x) below,
     all authorizations, consents or orders of any court or
     any federal, state or other governmental or regulatory
     agency or body required for the valid authorization,
     issuance, offer and sale of the Interests have been
     obtained, including such as may be required under the
     1933 Act and the CE Act, including the rules and
     regulations, respectively, thereunder, the rules and
     regulations of the NASD and the NFA and the securities or
     Blue Sky laws of any state in which offers and sales of
     Interests are contemplated, and subject to the
     qualifications set forth in paragraph (xiii) below;
               (x)   The Trust is not required to be
     registered as an "investment company" within the meaning
     of the Investment Company Act of 1940, as amended, in
     order to act as described in the Registration Statement
     and the Prospectus, subject to such conditions and
     limitations as may be noted in the opinion;
               (xi)  To the best of such counsel's
     knowledge, after due inquiry, the Trust and the Managing
     Owner have each obtained all required governmental and
     regulatory licenses, registrations and approvals required
     by law as may be necessary in order for the Trust and the
     Managing Owner to act as described in the Registration
     Statement and the Prospectus (including, without
     limitation, the Managing Owner's registration as a
     commodity pool operator under the CE Act and membership
     as a commodity pool operator with the NFA), and such
     licenses, registrations and other authorizations have
     not, to the best of such counsel's knowledge, after due
     inquiry, been rescinded, revoked or otherwise removed;
               (xii) The statements in the Prospectus under
     the caption "U.S. FEDERAL INCOME TAX CONSEQUENCES" have
     been reviewed by such counsel and such statements are
     correct in all material respects as to matters of law
     and legal conclusions, and it has rendered the opinion
     therein referred to;
              (xiii) The Interests have been registered or
     otherwise approved for sale under the Blue Sky securities
     laws of certain states and jurisdictions itemized on an
     exhibit attached to the opinion required by this Section
     5.c. of this Agreement and to the best of such counsel's
     knowledge, after due inquiry, may lawfully be offered and
     sold to residents thereof or from places of business
     therein in the amounts specified and subject to such
     conditions and limitations as may be noted in the
     opinion;
              (xiv) Subject to such conditions and
     limitations as may be noted in the opinion, the
     Registration Statement and Prospectus appear on their
     faces to be appropriately responsive in all material
     respects to the requirements of the 1933 Act and the CE
     Act, including the rules and regulations under each such
     act, and the rules and regulations of the NFA, and
     nothing has come to the attention of such counsel that
     leads it to believe that either the Registration
     Statement (at the time it initially became effective or
     at the time that any post-effective amendment to the
     Registration Statement became effective) or the
     Prospectus (if and as required to be filed pursuant to
     Rule 424(b) and 424(c) of the 1933 Act or as of the date
     hereof) contains any untrue statement of a material fact
     or omits to state a material fact required to be stated
     therein or which is necessary to make the statements
     therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading, except that such counsel is not required to express any
     opinion as to (A) the financial statements or other
     financial or statistical data, past performance, pro
     forma and/or historical performance tables and notes
     thereto or other past performance, pro forma and/or
     historical information contained in the Registration
     Statement or the Prospectus or (B) any statements or
     omissions made in reliance on or in conformity with
     information furnished by or on behalf of the Trading
     Advisors (or, if applicable, any Other Advisor) or
     Prudential Securities, or any controlling persons,
     shareholders, directors, officers or employees of any of
     the foregoing, including, without limitation, all
     references to the Trading Advisors (and, if applicable,
     any Other Advisor), Prudential Securities and their
     affiliates, controlling persons, shareholders, directors,
     officers and employees, as well as all past performance
     information on the Trading Advisors (or, if applicable,
     any Other Advisor) and prior Prudential Securities-
     sponsored funds;
               (xv) Such counsel does not know of any
     pending or threatened action, suit or proceeding before
     any court or other governmental or regulatory agency,
     authority or body, involving the Trust or the Managing
     Owner, of a character required to be disclosed in the
     Registration Statement, which is not adequately described
     in the Prospectus, nor of any contracts or other
     documents of a character required to be described in or
     filed as an exhibit to the Registration Statement or the Prospectus, which is not described and filed as required;
                    In rendering such opinion, Rosenman & Colin
     LLP may rely upon other opinions of counsel of firms
     qualified to render such opinions as to matters of law
     of the State of Delaware and any other jurisdiction where
     an opinion is required to be given, and Rosenman & Colin
     LLP shall state that they believe Prudential Securities
     may rely on them.
          d. PricewaterhouseCoopers LLP, independent public accountants to the Trust and the Managing Owner, will have furnished to Prudential Securities a letter, dated the Initial
Closing Date for each Series, and if requested by Prudential
Securities, a letter dated as of any Subsequent Closing Date, and in form and substance satisfactory to Prudential
Securities, to the effect that:
               (i)  Such accountant is an independent certified
     public accountant within the meaning of the 1933 Act, the
     CE Act and the rules and regulations under such Acts
     with respect to the Trust and the Managing Owner, and the
     answer to Item 10 of Form S-1 set forth in the
     Registration Statements are correct insofar as they
     relate to such firm;
              (ii)  In such firm's opinion, the statements of
     financial condition of the Trust and the Managing Owner
     and the notes thereto included in the Prospectus and
     examined by it comply as to form in all material respects
     with the applicable accounting requirements of the 1933
     Act, the CE Act and the rules and regulations under such
     Acts;
             (iii)  On the basis of limited procedures not
     constituting an audit, including inquiries of officials
     of the Managing Owner having responsibility for financial
     and accounting matters pertaining to the Trust and such
     other inquiries and procedures as may be specified in
     such letter, nothing has come to such accountant's
     attention which causes it to believe that, as of a
     specified date not more than five business days prior to
     the Initial Closing Date of each Series, or a Subsequent
     Closing Date, as the case may be, there has been any
     decrease in the net assets of the Trust as compared to
     net assets set forth in the statement of financial
     condition of the Trust included in the Prospectus, except
     as may be disclosed in such letter;
              (iv)  On the basis of limited procedures, not
     constituting an audit, including a reading of the latest
     available financial statements of the Managing Owner,
     inspection of the minute book of the Managing Owner since
     the date of the latest audited financial statements of
     the Managing Owner, inquiries of officials of the
     Managing Owner having responsibility for financial and
     accounting matters and such other inquiries and
     procedures as may be specified in such letter, nothing
     has come to such accountant's attention that causes it to
     believe that, as of a specified date not more than five
     business days prior to the Initial Closing Date of each
     Series, or a Subsequent Closing Date, as the case may be,
     there has been any decrease in the Managing Owner's
     stockholder's equity as compared to stockholder's equity
     set forth in the statement of financial condition of the
     Managing Owner included in the Prospectus, except as may
     be disclosed in such letter.
          e.   All documents, certificates and opinions of
counsel required to be delivered to Prudential Securities on the Initial Closing Date of a Series or on the appropriate
Subsequent Closing Date, as the case may be, by the Trading
Advisor to each Series of the Trust disclosed in the
Prospectus, pursuant to an agreement entered into by
Prudential Securities, the Trust and the Managing Owner with the Trading Advisors entitled "REPRESENTATION AGREEMENT
CONCERNING THE REGISTRATION STATEMENT AND THE PROSPECTUS,"
such agreement being dated on or about the date of the initial Prospectus, shall have been delivered in form and substance satisfactory to Prudential Securities and its counsel; and
there shall have been no material changes in the Registration
Statement or the Prospectus concerning the applicable Trading
Advisor subsequent to the date hereto to which the applicable
Trading Advisor shall not have agreed.
     6.   a.   This Agreement shall be terminated at the
conclusion of the Continuous Offering Period with respect to each Series.
          b.   Until such time as this Agreement shall
terminate with respect to each Series pursuant to
Section 6.a. of this Agreement, this Agreement may be terminated by Prudential Securities, at Prudential Securities' option, by giving notice to the Trust and the Managing Owner, if:
               (i)  there shall have been, since the respective
     dates as of which information is given in the Registration Statements, any material adverse change in the condition, financial or otherwise, of the Trust or the Managing Owner which change, in the judgment of Prudential Securities, shall render it inadvisable to proceed with the offer and sale of the Interests; or
              (ii)  the Registration Statements and/or the
     Prospectus is not amended promptly after written request by Prudential Securities for it to be so amended because an event has occurred which, in the opinion of counsel for Prudential Securities, should be set forth in the Registration Statements or the Prospectus in order to make the statements therein not misleading; or
             (iii)  any of the conditions specified in Section
     5 of this Agreement shall not have been fulfilled when and as required by this Agreement to be fulfilled; or
              (iv)  there shall have been an outbreak of
     hostilities between the U.S. and any foreign sovereign or there shall have occurred any insurrection or other armed conflict involving the U.S. which, in the opinion of Prudential Securities, makes it impractical or inadvisable to offer or sell the Interests; or
               (v)  there shall have been (A) a general
     suspension of, or a general limitation on prices for, trading in (i) commodity futures or option contracts on commodity exchanges in the U.S., or (ii) other commodities instruments or (B) any other national or international calamity or crisis in the financial markets of the U.S. to the extent that it is determined by Prudential Securities, in its discretion, that such limitations would materially impede the Trust's trading activities or make the offering or delivery of the Interests impossible or impractical; or
              (vi) there shall have been a declaration of a banking moratorium by federal, New York or Delaware authorities.
          c. In addition to Section 6.b. of this Agreement, this Agreement may be terminated with respect to a Series by written agreement among the parties hereto. The termination of this Agreement for any reason set forth in this Section 6 shall not affect the obligations of the Trust contained in Sections 4 or 7 of this Agreement; nor shall the termination of this Agreement with respect to one Series for any reason affect the obligations of the parties with respect to any other Series.
          d. The Initial Closing Date with respect to a Series shall be a date selected by Prudential Securities on written notice to the Managing Owner, not less than five and not more than 15 business days following the termination of the Initial Offering Period with respect to that Series referred to in Section 2.a. of this Agreement. Each Subsequent Closing Date with respect to a Series shall be the date of the first business day of any calendar week during the Continuous Offering Period with respect to that Series referred to in Section 2.a. of this Agreement. Notwithstanding anything to the contrary herein, each Closing with respect to a Series shall be held on such date, at such time and at such place as the Managing Owner and Prudential Securities may agree upon.
     7. Each of the Managing Owner and Prudential Securities agrees and consents (the "Consent") to look solely to each Series that is being offered pursuant to this Agreement (the "Contracting Series") and the assets (the "Contracting Series
Assets") of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series including, without limitation, funds delivered to the Trust for the purchase of interests in a Series. In furtherance of the Consent, each of the Managing
Owner and Prudential Securities agrees that any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, "Claims") incurred, contracted for or otherwise existing arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting
Series Assets, shall be subject to the following limitations:

         a.   subordination of certain claims and rights:  (i)
except as set forth below, the Claims, if any, of the Managing
Owner or Prudential Securities (the "Subordinated Claims")
shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided,
however, that the Claims of each of the Managing Owner and
Prudential Securities (if any) against the Contracting Series shall not be considered Subordinated Claims with respect to
enforcement against and distribution and repayment from the
Contracting Series, the  Contracting Series Assets and the
Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or Prudential
Securities, if any, against the Contracting Series shall be
pari passu and equal in right of repayment and distribution
with all other valid Claims against the Contracting Series,
and (ii) the Managing Owner and Prudential Securities will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series,
the Contracting Series Assets and the Managing Owner and its
assets) any payment for the Subordinated Claims;
         b.   the Claims of each of the Managing Owner and
Prudential Securities with respect to the Contracting Series shall only be asserted and enforceable against the Contracting
Series, the Contracting Series Assets and the Managing Owner
and its assets; and such Claims shall not be asserted or
enforceable for any reason whatsoever against any other
Series, the Trust generally or any of their respective assets;
         c.   if the Claims of the Managing Owner or
Prudential Securities against the Contracting Series or the
Trust are secured in whole or in part, each of the Managing
Owner and Prudential Securities hereby waives (under section
1111(b) of the U.S. Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency Claims may
arise in the event such security is inadequate to satisfy such
Claims) treated as unsecured Claims against the Trust or any
Series (other than the Contracting Series), as the case may
be;
         d.   in furtherance of the foregoing, if and to the
extent that the Managing Owner and Prudential Securities
receives monies in connection with the Subordinated Claims
from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and
the Managing Owner and its assets, the Managing Owner and
Prudential Securities shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or
the Trust that paid such amounts for distribution by the
Series or the Trust in accordance with the terms hereof; and
         e.   the foregoing Consent shall apply at all times
notwithstanding that the Claims are satisfied and
notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.
    8.   a.   All representations, warranties, covenants and
agreements contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigations made by or on behalf of Prudential Securities, the Trustee, the Trust or the Managing Owner, (ii) delivery of any payment for the Interests or (iii) termination of this Agreement.
         b. This Agreement is made solely for the benefit of, and shall be binding upon, Prudential Securities, the Trust and the Managing Owner and the respective successors and assigns of each of them, and no other person shall have any right or obligation under this Agreement. The terms
"successors" and "assigns" shall not include any purchasers, as such, of Interests from the Trust.
         c. This Agreement may not be assigned by any party hereto without the prior express written consent of all other parties, and this Agreement may not be amended except by the express written consent of all parties hereto.
         d. All notices required or desired to be given under the provisions of this Agreement must be in writing and will be effective when given personally on the date delivered or, when given by mail, on the date of receipt, addressed as follows (or to such other address as the party entitled to notice hereafter designates in accordance with the terms hereof): (i) if to Prudential Securities, One New York
Plaza, 13th Floor, New York, New York  10292, Attention:  Guy
Scarpaci, with a copy to Fred M. Santo, Esq., Rosenman & Colin
LLP, 575 Madison Avenue, New York, New York 10022; and (ii) if to the Trust or the Managing Owner, c/o Prudential Securities
Futures Management Inc., One New York Plaza, 13th floor, New
York, New York 10292, Attention: Joseph A. Filicetti and
Eleanor L. Thomas, with a copy to Fred M. Santo, Esq., Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022.
         e. Prudential Securities is not authorized by the Trust to give any information or to make any representation in connection with the offering of Interests other than those contained in the Prospectus and such sales literature the use of which has been authorized in writing by the Trust.
         f. This Agreement has been made and executed by and on behalf of the Trust and the Managing Owner and the obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding upon the assets and property of each Series of the Trust individually and exclusively to the extent that the obligations apply to such Series and, to the extent provided herein, upon the assets and property of the Managing Owner, and no resort shall be had to the assets of any Series to which such obligation has no relationship or to the Limited Owners' personal property for the satisfaction of any obligation or claim herein.
         (g)   This Agreement shall be governed by and
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in that State, without giving effect to the principles of conflict of laws thereof.

    9. Each of Prudential Securities and the Managing Owner represent to the Trust that its business operations and any services provided pursuant to this Agreement will not be materially interrupted by the advent of the Year 2000 date.

    IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                        WORLD MONITOR TRUST II

                        By: Prudential Securities Futures
                            Management Inc., its Managing Owner



                        By:_____________________________

                           Name:_________________________
                           Title:________________________

                        PRUDENTIAL SECURITIES FUTURES
                        MANAGEMENT INC.



                        By:_____________________________

                           Name:_________________________
                           Title:________________________


Accepted as of the date of this
Agreement first above written:

PRUDENTIAL SECURITIES INCORPORATED

By: _______________________________

    Name:__________________________
    Title:_________________________